UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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GLOBAL MEDICAL REIT INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLOBAL MEDICAL REIT INC.
4800 Montgomery Lane, Suite 450
Bethesda, MD 20814

April 7, 2017

Dear Stockholder:

On behalf of the Board of Directors of Global Medical REIT Inc., I cordially invite you to attend our annual meeting of stockholders on Thursday, May 18, 2017, at the offices of our external corporate counsel, Vinson & Elkins LLP, located at 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037 at 10:00 a.m. (EST).

The attached Notice of Annual Meeting and Proxy Statement describes the matters to be acted upon at the meeting. We encourage you to read these materials carefully. Whether or not you plan to attend the meeting in person, your vote is very important, and we encourage you to vote promptly. We are pleased to offer multiple options for voting your shares. You may vote via the Internet, by mail (if you request to receive printed proxy materials) or in person as described on page 3 of the proxy statement.

We look forward to seeing you at the annual meeting.

Sincerely,

/s/ David A. Young

David A. Young
Chief Executive Officer

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Global Medical REIT INC.
4800 Montgomery Lane, Suite 450
Bethesda, MD 20814

April 7, 2017

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Global Medical REIT Inc. will be held on Thursday, May 18, 2017, at the offices of our external corporate counsel, Vinson & Elkins LLP, located at 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037 at 10:00 a.m. (EST), for the following purposes:

1.	to re-elect the nine nominees named in the attached proxy statement to serve as directors on our Board of Directors (our “Board of Directors” or our “Board”), each to serve until the next annual meeting of stockholders and until her or his successor is duly elected and qualified;
2.	to ratify the appointment of MaloneBailey, LLP (“MaloneBailey”) as our independent registered public accounting firm for the year ending December 31, 2017; and
3.	to transact such other business as may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.

The Board has fixed the close of business on March 31, 2017, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

You may authorize your proxy on the Internet and may vote by written proxy or written ballot at the meeting. We encourage you to instruct us on the Internet as to the authorization of your proxy. Instructions for voting are contained on the enclosed Notice of Internet Availability. If for any reason you should decide to revoke your proxy, you may do so at any time prior to its exercise at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, your vote is very important, and we encourage you to vote as promptly as possible. If you vote by proxy, but later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may still do so by following the procedures set forth in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Conn Flanigan

Conn Flanigan
Secretary, General Counsel

Bethesda, Maryland
April 7, 2017

Important Notice Regarding the Availability of Proxy Materials
For Stockholders Meeting to Be Held on Thursday, May 18, 2017:
The Proxy Statement and Annual Report are available on our website at
http://www.globalmedicalreit.com

Global Medical REIT INC.
4800 Montgomery Lane, Suite 450
Bethesda, MD 20814

PROXY STATEMENT

This proxy statement, including the information incorporated by reference herein (collectively, this “Proxy Statement”), provides information about the 2017 Annual Meeting of Stockholders of Global Medical REIT Inc. to be held on Thursday, May 18, 2017, at the offices of our external corporate counsel, Vinson & Elkins LLP, located at 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037 at 10:00 a.m. (EST), and at any adjournment or postponement of the meeting.

The Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and this Proxy Statement and form of proxy were first made available to stockholders on the Internet on April 7, 2017.

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Global Medical REIT Inc. Contact Information and General Information

The Board of Directors of Global Medical REIT Inc., a Maryland corporation, has made these materials available to you on the Internet, in connection with the Company’s solicitation of proxies for its Annual Meeting to be held on Thursday, May 18, 2017, at the offices of our external corporate counsel, Vinson & Elkins LLP, located at 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037 at 10:00 a.m. (EST). These materials were first made available to stockholders on the Internet on April 7, 2017. Unless the context requires otherwise, references in this Proxy Statement to “we,” “ our,” “us,” “our Company” and the “Company” refer to Global Medical REIT Inc.

The mailing address of our principal executive office is c/o Global Medical REIT Inc., 4800 Montgomery Lane, Suite 450, Bethesda, MD 20814, Attention: Chief Operating Officer and our main telephone number is (202) 524-6851. We maintain an Internet website at http://www.globalmedicalreit.com/. Information at or connected to our website is not and should not be considered part of this Proxy Statement.

Pursuant to rules adopted by the United States Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials via the Internet, instead of mailing printed copies. Accordingly, we are sending a Notice of Internet Availability on or about April 7, 2017 to our stockholders of record on March 31, 2017. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how to authorize your proxy to vote online and how to request a paper copy of the proxy statement and annual report if you so desire. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Where and when is the Annual Meeting?

The Annual Meeting will be held Thursday, May 18, 2017, at the offices of our external corporate counsel, Vinson & Elkins LLP, located at 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037 at 10:00 a.m. (EST).

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote upon matters described in the Notice of Annual Meeting and this Proxy Statement, including the re-election of nine directors and the ratification of the appointment of MaloneBailey as our independent registered public accounting firm for the year ending December 31, 2017. In addition, once the business of the Annual Meeting is concluded, members of management will respond to questions raised by stockholders, as time permits.

Who can attend the Annual Meeting?

All of our common stockholders of record as of the close of business on March 31, 2017, the record date for the Annual Meeting, or their duly appointed proxies, may attend the Annual Meeting. If you wish to attend the Annual Meeting, please register in advance with Investor Relations by email at inquiry@globalmedicalreit.com or by phone at (202) 524-6851. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a record stockholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of March 31, 2017 to gain admittance to the Annual Meeting.

Who may vote?

You may vote if you were the record owner of shares of our common stock at the close of business on March 31, 2017, the record date for the Annual Meeting. Each share of our common stock owned as of the record date has one vote.

What am I voting on?

Our Board is soliciting your vote for:

(1)	the re-election of nine directors (each to serve until the next annual meeting of stockholders and until her or his successor is duly elected and qualified);
(2)	the ratification of the appointment of MaloneBailey as our independent registered public accounting firm for the year ending December 31, 2017; and
(3)	any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

What are the Board’s recommendations?

Our Board recommends you vote:

(1)	“FOR” the election of each nominee named in this Proxy Statement (see Proposal No. 1); and
(2)	“FOR” ratification of the appointment of MaloneBailey as our independent registered public accounting firm for the year ending December 31, 2017 (see Proposal No. 2).

What is the difference between a stockholder of record and a beneficial owner of our common stock held in street name?

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and we sent the Notice of Internet Availability directly to you.

Beneficial Owner of Stock Held in Street Name.  If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares in “street name,” and the Notice of Internet Availability has been forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.”

How do I vote?

There are three ways to vote:

•	In Person. If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares. Please contact your broker, bank or other nominee for instructions regarding obtaining a legal proxy.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability.
•	By Mail. If you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date prior to the Annual Meeting via the Internet (in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted) by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary prior to the Annual Meeting.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or in the name of a bank or brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the Annual Meeting.

Brokerage firms generally have the authority to vote customers’ non-voted shares on certain “routine” matters. If your shares are held in the name of the brokerage firm, the brokerage firm can vote your shares for the ratification of MaloneBailey as our registered independent public accounting firm for the year ending December 31, 2017 (Proposal No. 2) if you do not timely provide your voting instructions, because this matter is considered “routine” under the applicable rules. The other item (Proposal No. 1) is not considered “routine” and therefore may not be voted by your broker without instructions.

What constitutes a quorum for the Annual Meeting?

As of the record date for the Annual Meeting, there were 17,605,675 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting. In order to conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote on the Internet, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. No business may be conducted at the Annual Meeting if a quorum is not present.

What vote is required to approve an item of business at the Annual Meeting?

Election of Directors (Proposal No. 1).  Directors are elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote for this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Ratification of Appointment of MaloneBailey, LLP (Proposal No. 2).  The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote for this proposal, although they and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

How can a stockholder propose business to be brought before next year’s annual meeting?

We must receive any stockholder proposals intended to be presented at our 2018 annual meeting of stockholders on or before January 18, 2018 but no earlier than December 18, 2017 for a proposal to be eligible to be included in the proxy statement and form of proxy to be distributed by the Board of Directors for that meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from May 18, 2018, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.

Directions to the Annual Meeting of Stockholders

The Annual Meeting will be held at 10:00 a.m. EST, on Thursday, May 18, 2017 at the offices of Vinson & Elkins LLP, 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037. You will need to arrive early enough to check in with the security desk in the building lobby. Arriving at least 30 minutes before the meeting time would be prudent.

PROPOSAL 1 — RE-ELECTION OF DIRECTORS

Directors and Executive Officers

The following table provides information about our directors and executive officers as of the date of this proxy statement.

Name	Age	Position
David A. Young	69	Director, Chief Executive Officer
Jeffrey Busch	57	Chairman of the Board, President
Donald McClure	48	Chief Financial Officer and Treasurer
Conn Flanigan	48	Secretary, General Counsel
Alfonzo Leon	41	Chief Investment Officer
Danica Holley	44	Chief Operating Officer
Allen Webb	48	Senior Vice President, SEC Reporting and Technical Accounting
Henry Cole†	72	Director
Matthew L. Cypher, Ph. D†	40	Director
Kurt R. Harrington†	64	Director
Zhang Jingguo	53	Director
Ronald Marston†	74	Director
Dr. Roscoe Moore†	72	Director
Zhang Huiqi	27	Director

†	This director is independent in accordance with the listing standards of the NYSE.

Nominees for Re-election as Directors

The Board has set nine directors as the number to be elected at the Annual Meeting and has nominated the individuals named below. All nominees are currently directors of the Company. This section gives information about the nominees for re-election as directors: Mr. David A. Young, Mr. Jeffrey Busch, Mr. Henry Cole, Mr. Matthew L. Cypher, Mr. Kurt R. Harrington, Mr. Zhang Jingguo, Mr. Ronald Marston, Dr. Roscoe Moore and Ms. Zhang Huiqi. Our Nominating and Corporate Governance Committee has recommended that each of these nominees be re-elected to the Board for a term expiring at the 2018 annual meeting of stockholders and until a successor shall be elected and shall qualify. Each of the nominees has agreed to serve as a director if re-elected.

The Board of Directors recommends a vote FOR the nominees.

Biographical Information for Nominees for Director

David A. Young.  Mr. Young has served as our Chief Executive Officer since February 2014 and as a director of the Company since September 2014. Since February 2014, Mr. Young has also been an employee of the Company’s external advisor, Inter-American Management LLC (our “Advisor”), where he has served as an Executive Vice President since July 1, 2016. Prior to his appointment as Chief Executive Officer of the Company and as an employee of our Advisor, Mr. Young was the Senior Vice President of Business Development at GE Capital from 2004 to 2008. From 2008 to September 2014, Mr. Young served as an independent healthcare real estate consultant. While at GE Capital, Mr. Young organized, co-launched and grew GE Capital’s first acute medical real estate financing initiative. From 2000 to 2004, Mr. Young was Vice President-Acquisitions at Windrose Medical Properties Trust, which was acquired by Health Care REIT, Inc. (NYSE: HCN) in 2006 and changed its name to Welltower Inc. in 2015. From 1990 to 1999, Mr. Young was an executive officer responsible for business development and acquisitions at Healthcare Property Investors, Inc. (NYSE: HCP). From 1988 to 1990, Mr. Young served as Associate Professor and Assistant Hospital Director of Vanderbilt University Medical Center. He served as Vice President, Corporate Marketing of Hospital Corporation of America (NYSE: HCA) from 1985 to 1988 and as Director of Corporate Planning and Business Development of American Hospital Supply Corporation (NYSE: AHSC) from 1981 to 1985. Mr. Young holds a B.S. from the University of Iowa and an M.B.A. in finance from Suffolk University.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Young should serve as a director in recognition of his abilities to assist us in expanding our business and the contributions he can make to our strategic direction.

Jeffrey Busch.  Mr. Busch has been an active investor in the real estate industry since 1985. Since 2013, Mr. Busch has served as President of our Advisor. Mr. Busch also has served as a director of our Company since September 2014 and served as Chairman and President of our Company from August 2015 to the present. Since October 2014, Mr. Busch has served as Chairman of the Board of American Housing REIT Inc. (f/k/a On Target 360), which is also externally managed by our Advisor. His experience includes developing numerous properties in various asset classes, owning and managing real estate in several states, including rental housing, and a wide variety of commercial real estate. Since 2001, Mr. Busch has also served as President of Safe Blood International Foundation, where he oversees the establishment of medical facilities in 35 developing nations, funded by the CDC and USAID, Exxon Mobil, and the Gates Foundation. Mr. Busch has had presidential appointments in two presidential administrations, one in the Department of Housing and Urban Affairs and the other at the United Nations in Geneva, where he served as a United States delegate. Mr. Busch holds a B.A from New York University in the Stern School of Business, a Masters of Public Administration from New York University, and a J.D. from Emory University.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Busch should serve as a director because of his significant experience with developing and managing real estate assets.

Henry Cole.  Mr. Cole serves as President of Global Development International, LLC, a position he has held since 2007, where he provides development support, management and oversight for companies and varied program initiatives in medical and healthcare programs and products, including Instant Labs Medical Diagnostics, Inc. (molecular diagnostics, hospital based infections), MedPharm, Inc. (global and developing country hospital and clinic support), MPRC Group, LTD (medical equipment, medical system planning and support throughout the Middle East), and various others. Mr. Cole previously served from 1989 to 2005 as President and Corporate Officer at Futures Group International and Futures Group Holdings. Under his direction, corporate programs expanded to offices in over 40 countries. Mr. Cole has served on the Faculty of Economics, Tulane University (1969 – 1972) and The US President’s Council of Economic Advisors as staff intern (1969 – 1970.)

Mr. Cole has served on the boards of numerous organizations including the Millennium Project from 1996 to 2006; the Futures Institute for Sustainable Development from 2001 to 2005; Foundation Against HIV and AIDS from 2007 to 2011; Kids Save International from 2006 to 2012; Triple Win International from 2008 to 2013; and others. He has worked in over 28 countries, with in-depth experience in Egypt, Turkey, Ghana, Cameroon, Kenya, Sudan, Sahelian Africa, Haiti, Trinidad, Bahamas, Philippines, Indonesia and India. Mr. Cole holds a B.A. from Yale University and a M.A. as well as Ph.D. Written Comprehensive Exams and Faculty Oral Exams completed with honors in Political Economy from Johns Hopkins University.

Mr. Cole has an adult son who is an employee of our Advisor and who performs operational management services for the Company.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Cole should serve as a director in recognition of his abilities to assist our company in expanding its business and the contributions he can make to our strategic direction.

The committee also took into account that Mr. Cole is “independent” under SEC Rule 10A-3 and under Sections 303A.02 and 303A.07 of the listing standards of the NYSE and that his financial expertise qualifies him to serve on our Audit Committee.

Matthew L. Cypher.  In July 2012, Dr. Cypher joined the faculty at Georgetown University’s McDonough School of Business as the director of the Real Estate Finance Initiative (since April 2015, the Steers Center for Global Real Estate). He serves as a professor of real estate at both the graduate and undergraduate levels and tailors coursework to teach the Four Quadrants of the real estate capital markets — public, private, debt and equity. From 2005 to 2012, he served as a director at Invesco Real Estate where he was responsible for oversight of the underwriting group, which acquired $10.2 billion worth of institutional real estate during his leadership tenure. Dr. Cypher personally underwrote $1.5 billion of acquisitions culminating with the purchase of 230 Park Avenue in New York, which Invesco acquired on behalf of its client capital in June 2011. He also oversaw the valuations group, which marked to market Invesco’s more than $13 billion North American portfolio, and served as a member of the firm’s investment committee and investment strategy group. He has held positions as an Adjunct Professor at Southern Methodist University and a Visiting Professor at University of Texas at Arlington.

Dr. Cypher holds a B.A. from Penn State University and a Masters and a Ph.D. from Texas A&M University.

The Nominating and Corporate Governance Committee of our Board has concluded that Dr. Cypher should serve as a director because of his extensive knowledge in real estate.

Kurt R. Harrington.  Mr. Harrington began his career at Meahl, McNamara & Co. in Boston and PricewaterhouseCoopers LLP in Washington, D.C. From 1980 to 1990, he served in a number of senior financial accounting, reporting, and business planning positions at MCI Communications Corporation and Marriott Corporation. He was the Chief Financial Officer of Jupiter National, Inc., a publicly-traded, closed-end, venture capital company until 1997, when he joined Arlington Asset Investment Corp. (formerly Friedman, Billings, Ramsey Group, Inc.), a publicly traded, mortgage investment company, becoming the Chief Financial Officer and Treasurer in 2000, a position he held until March 2015. During his eighteen-year tenure at Arlington Asset he also served as the Executive Vice President, Chief Financial Officer and Treasurer of Arlington’s publicly-traded, institutional broker/dealer, FBR Capital Markets, from 2000 to 2008.

Mr. Harrington has over forty years of experience managing the financial functions for large and small publicly traded companies. He has overseen investor, banking, and lender relationships, established and maintained Sarbanes-Oxley compliant control systems and certifications, and directed strategic planning and corporate development initiatives throughout his career. He directed the preparation of financial statements, tax returns, and disclosures filed with the SEC and IRS, and also developed budgets, forecasts, and financial statements highlighting performance and corrective actions for boards of directors and executive management teams. He has executed numerous IPO, secondary, and other debt and equity capital raising transactions, and has overseen significant corporate merger and acquisition transactions.

Mr. Harrington earned a B.S. in Accounting from Nichols College in 1974, and received his Certified Public Accountant certification in 1978. Throughout his career, he has attended programs in Executive Education at the Harvard Business School and the Wharton School of The University of Pennsylvania. He has served as a trustee and treasurer of Nichols College from October 2004 to October 2016. Mr. Harrington also serves as a director of Wheeler Real Estate Investment Trust (NASDAQ: WHLR), a position he has held since June 2015.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Harrington should serve as a director because of his thorough knowledge of finance, accounting, capital markets, taxes, control systems, and strategic planning experience in a broad range of industries, including asset management, investment banking, venture capital, telecommunications, hospitality, and real estate management.

The committee also took into account that Mr. Harrington is “independent” under SEC Rule 10A-3 and under Sections 303A.02 and 303A.07 of the listing standards of the NYSE, that his financial expertise qualifies him to serve on our Audit Committee, and that he is an “audit committee financial expert.”

Zhang Jingguo.  Mr. Zhang has approximately 20 years of experience in real estate development in China. Mr. Zhang currently serves as President of Henan Real Estate Chamber of Commerce (March 2010 until present), Vice-President of Industry & Commerce Association of the Henan Province (July 2012 until present), as a graduate tutor of Zhengzhou University (May 2011 until present) and as a member of the Henan Provincial Committee of Chinese People’s Political Consultative Conference (2012 until present). From 1994 to 2001, he worked at Xingye Real Estate as general manager, where he was responsible for its overall operations. Mr. Zhang co-founded Henan Zensun Real Estate Co., Ltd., one of the top 100 property development companies in China. From 1983 to 1994, Mr. Zhang held various positions at the then Light Industry Bureau of Henan Province, the governmental authority in charge of the light industry in the Henan Province and its associated collectively-owned enterprises. Mr. Zhang was awarded “Outstanding Real Estate

Developer of Henan Province” by the Department of Housing and Urban-Rural Development of Henan Province in 2011 and “Outstanding Real Estate Developer of Zhengzhou” by the Housing Security and Real Estate Administration Bureau of Zhengzhou in 2009, 2011 and 2012. In 2012, Mr. Zhang was named “Individual with Outstanding Contribution to Market Economy of Henan Real Estate Industry” by Henan Daily and the Private Economy Research Association of Henan Province.

Mr. Zhang received a Bachelor’s degree in radio science from Zhengzhou University in July 1983 and an Executive MBA degree from Guanghua School of Management, Peking University in July 2013. Mr. Zhang received his senior engineer qualification from the People’s Government of Henan Province in December 1996 and his first class construction engineer qualification from the Ministry of Housing and Urban-Rural Development in May 2012.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Zhang should serve as a director in recognition of his abilities to assist our company in expanding its business and the contributions he can make to our strategic direction.

Ronald Marston.  Mr. Marston has more than 30 years of experience in international healthcare and is known as an international authority on healthcare systems and trends. In 1973, Mr. Marston joined HCA International (now Health Care Corporation of America), a subsidiary of Hospital Corporation of America and was employed there through 1990. In 1987, he was promoted to President and CEO of HCA International Company with responsibility for all development and operations internationally. Under Mr. Marston’s leadership, HCA International Company grew to include 10 hospitals and 7 nursing homes in the United Kingdom; 10 hospitals in Australia; 5 hospitals and 55 clinics in Central and South America; a management contract for the restructuring of the Singapore General Hospital; a commissioning and management contract for the King Fahad National Guard Hospital in Riyadh, Saudi Arabia; and the longest standing recruitment contract in the Saudi Arabia. Hospital Corporation of America sold HCA International in 1989 after the company elected to go private. After the sale, Mr. Marston and his management team acquired certain assets and management contracts and he became the founder, Chairman, and CEO of the resulting privately held company, Health Care Corporation of America, a position he held until 2004 when he started two companies of his own, Southern Manor Living Centers LLC and HCAA Management Company. Mr. Marston is the founder and serves as CEO of Southern Manor Living Centers LLC, three assisted living facilities in Tennessee, and HCCA Management Company, the manager and 52% owner of Southern Manor Living Centers LLC.

Mr. Marston’s previous experience was with Vanderbilt University and Medical Center from 1968 to 1973. Prior to joining Vanderbilt, he was responsible for the training and administration of the 400 bed, Twelfth Evacuation Hospital located in Cu Chi, Republic of Vietnam. Mr. Marston holds a B.A. from Tennessee Technological University; a Certificate in Healthcare Administration from the Academy of Health Service; and a Ph.D. in Management from California Western University.

The Nominating and Corporate Governance Committee of our Board has concluded that Mr. Marston should serve as a director in recognition of his abilities to assist our company in expanding its business and the contributions he can make to our strategic direction.

The committee also took into account that Mr. Marston is “independent” under SEC Rule 10A-3 and under Sections 303A.02 and 303A.07 of the listing standards of the NYSE and that his financial expertise qualifies him to serve on our Audit Committee.

Dr. Roscoe Moore.  Until his retirement in 2003, Dr. Roscoe M. Moore, Jr. served with the United States Department of Health and Human Services (“HHS”) and was responsible for the last twelve years of his career for global development support within the Office of the Secretary, HHS, with primary emphasis on Continental Africa and other less developed countries. Dr. Moore was a career officer within the Commissioned Corps of the United States Public Health Service entering with the U.S. National Institutes of Health and rising to the rank of Assistant United States Surgeon General within the Immediate Office of the Secretary, HHS. Dr. Moore served as an Epidemic Intelligence Service Officer with the U.S. Centers for Disease Control and Prevention (“CDC”). He was with the Center for Veterinary Medicine, U.S. Food and Drug Administration, before becoming Senior Epidemiologist within the National Institute for Occupational

Safety and Health, CDC. Dr. Moore has conducted clinical research on infectious diseases, has evaluated the safety and effectiveness of medical devices, and has conducted relevant epidemiological research on the utilization experience and human health effects of medical devices and radiation.

Dr. Moore served on the Fogarty International Center Advisory Board of Directors, NIH from 2009 to 2013. He served on the Alumni Board of Directors, School of Public Health, University of Michigan from 1987 to 1993. Dr. Moore served on the Dean’s Alumni Council, Bloomberg School of Public Health, at Johns Hopkins University from 1998 to 2002. He has also served as an Affiliate Associate Professor of Environmental Health for the University of Washington, Seattle from 1994 to 2003 and as an Adjunct Professor of Epidemiology, for the Medical University of Southern Africa, Pretoria, South Africa from 1999 to 2002. He served on the Board of Directors for the Africa Center for Health and Human Security, at George Washington University from 2006 to 2009. Dr. Moore served as an Adjunct Professor of Epidemiology, at University of Hanoi, Vietnam from 1999 to 2002. Dr. Moore is the Founder and President of PH RockWood Corporation, which is focused on the prevention, treatment and control of infectious diseases worldwide. Dr. Moore has served on the Board of Directors for Biodefense Gamma LLC since 2009, a company that specializes in purified gamma globulin therapy for a number of infectious diseases. Dr. Moore serves on the Board of Trustees for Friends of the University of Stellenbosch Foundation, a position he has held since 2005, the Board of Directors for the Safe Blood for China Foundation, a position he has held since 2004, and the Board of Directors for Constituency for Africa since 2004, and is its Interim Chairman.

Dr. Moore received his B.S. and Doctor of Veterinary Medicine degrees from Tuskegee Institute; his Masters of Public Health degree in Epidemiology from the University of Michigan; and his Ph.D. in Epidemiology from the Johns Hopkins University.

The Nominating and Corporate Governance Committee of our Board has concluded that Dr. Moore should serve as a director in recognition of his abilities to assist our company in expanding its business and the contributions he can make to our strategic direction.

Zhang Huiqi.  Zhang Huiqi, was appointed as a Director on March 30, 2016. Ms. Zhang is currently the supervisor for Henan Hongguang Real Estate Limited, a company primarily engaged in property development in China, and Henan Zensun Corporate Development Company Limited, a company mainly engaged in property construction and management. She has held such supervisory position since January 2013 for Henan Hongguang Real Estate Limited and September 2013 for Henan Zensun Corporate Development Company Limited. These companies are controlled by Mr. Zhang Jingguo. Ms. Zhang is the daughter of Mr. Zhang Jingguo.

Prior to Heng Hongguang Real Estate Limited and Henan Zensun Corporate Development Company Limited, Ms. Zhang was a full-time student. Ms. Zhang graduated from the University College London and obtained a Master of Science in Project and Enterprise Management in 2015. She holds a Master of Science in Management from the University of Leicester (2013) and a Bachelor of Management in Business Administration (Information Management and Information Systems) from Beijing Forestry University (2011).

The Nominating and Corporate Governance Committee of our Board has concluded that Ms. Zhang should serve as a director because of her knowledge in real estate and property development.

Biographical Information for Executive Officers

Our executive officers are David A. Young, our Chief Executive Officer and an Executive Vice President of our Advisor; Jeffrey Busch, our President and Chairman of our Board and the Chief Executive Officer of our Advisor; Donald McClure, Chief Financial Officer of our Company and our Advisor; Alfonzo Leon, our Chief Investment Officer; Danica Holley, our Chief Operating Officer; Allen Webb, Senior Vice President, SEC Reporting and Technical Accounting of our Company and our Advisor; and Conn Flanigan, Secretary and General Counsel of our Company and our Advisor. Because Mr. David A. Young and Mr. Jeffrey Busch are also directors of the Company, we have provided their biographical information above.

Donald McClure.  Mr. McClure has served as our Chief Financial Officer since September 2014 and as the Chief Financial Officer of our Advisor since April 2014. Mr. McClure is a real estate business professional, leader, trainer, advisor and entrepreneur. Mr. McClure’s core real estate business experience covers healthcare, residential, office, retail, and industrial asset classes, as well as ground-up development projects. From 2005 to 2008, Mr. McClure served as the accounting manager of Washington Real Estate Investment Trust (NYSE: WRE), the oldest REIT in the country, with an established track record of consecutive dividend distributions. Mr. McClure also served as the CFO/Controller of Quantum Real Estate Management from 2008 to 2014. Mr. McClure brings experience working with the “Big Four” accounting firms, along with many local firms, having been engaged in over 300 client-side quarterly, interim and year-end audits. Mr. McClure holds a B.S. in Finance from North Carolina A&T State University and an M.B.A. from Keller School of Management.

Conn Flanigan.  Mr. Flanigan was a director of the Company from September 2013 until the completion of the Company’s IPO in July 2016. He has served as our Secretary and General Counsel since December 2013. Mr. Flanigan previously served as our Chief Financial Officer from September 2013 until September 2014 and also served as our Chief Executive Officer from September 2013 until February 2014. Mr. Flanigan is also the Secretary and General Counsel of our Advisor, a position he has held since October 2014. From September 2013 to the present, Mr. Flanigan has served as General Counsel and Secretary and as a director of American Housing REIT Inc. (f/k/a On Target360 Group, Inc.), which is also externally managed by our Advisor. Additionally, Mr. Flanigan has served as General Counsel with eBanker Corporate Services, Inc., a Colorado subsidiary of ZH International Holdings Limited, since 2007. From 2000 to 2007, Mr. Flanigan served as corporate counsel to eVision Corporate Services, Inc., a Colorado subsidiary of ZH International Holdings Limited. Mr. Flanigan received a B.A. in International Relations from the University of San Diego in 1990 and a J.D. from the University of Denver Sturm College of Law in 1996.

Alfonzo Leon.  Mr. Leon joined the Company in August 2014 and has served as Chief Investment Officer since July 1, 2015. Mr. Leon is a real estate finance executive with 18 years of acquisition and capital markets experience working on behalf of institutional investors, real estate developers, and health care operators. Prior to joining our Company, Mr. Leon was a Senior Vice President with Cain Brothers & Company, a boutique health care investment banking firm based out of New York and San Francisco, in their real estate M&A and capital markets group. Mr. Leon joined Cain Brothers in 2005 and completed $2 billion in real estate transactions with leading clients across the healthcare spectrum including health systems, multi-specialty physician groups, senior housing operators, non-traded and NYSE-listed REITs, health care developers, and private equity funds. Prior to Cain Brothers, Mr. Leon was an associate with LaSalle Investment Management, an international investment advisor firm, in their North American acquisition group. Mr. Leon joined LaSalle in 2000 and acquired $800 million in multi-family, office, medical office, and industrial property on behalf of institutional investors that include the nation’s largest pension funds and college endowments and a number of sovereign wealth funds. LaSalle Investment Management is a subsidiary of global consultancy firm Jones Lang LaSalle (NYSE: JLL).

Mr. Leon’s experience includes managing commercial real estate transactions ranging from $5 million to $500 million, raising capital for real estate developers, structuring joint ventures between developers and investors, completing portfolio investment sales to health care REITs, structuring sale-leasebacks for physician groups, acquisitions and dispositions for separate and commingled funds, corporate real estate M&A, structuring credit tenant lease financing for investment grade health systems, and strategic real estate advisory for health systems. Mr. Leon’s property type expertise within the healthcare sector includes medical office, outpatient facilities, surgical facilities, post-acute facilities, senior housing, and hospitals. Mr. Leon received his Master’s degree in real estate finance from the Massachusetts Institutes of Technology and his B.S. in Architecture from the University of Virginia.

Allen Webb.  Mr. Webb joined the Company in December 2014 and has served as Senior Vice President, SEC Reporting and Technical Accounting since October 2015. Mr. Webb was appointed by the Company’s Board of Directors as an officer of the Company effective June 8, 2016 and was appointed as an officer of our Advisor on December 1, 2016. Mr. Webb has more than 25 years of experience in SEC reporting and technical accounting within multiple industries, including real estate, health care, oil and gas, government contracting, and public utilities. From June 2014 to November 2014, Mr. Webb was an independent consultant. From December 2012 to May 2014, Mr. Webb worked at Empire Petroleum Partners, LLC, one of the largest and most geographically diversified wholesale distributors of motor fuel in the United States. At Empire Mr. Webb served as Director of Financial Reporting from December 2012 to May 2013 and was promoted to Vice President and Corporate Controller from June 2013 to May 2014. Mr. Webb was an independent consultant during October and November of 2012 before joining Empire. Mr. Webb was the Director of SEC Reporting and Technical Accounting at Versar, Inc. (NYSE: VSR), a global project management company providing support to federal, state, and local clients worldwide from August 2011 to September 2012. From January 2011 to August 2011, Mr. Webb was an independent consultant. Prior to this, he served as the Director of Accounting at Coventry Health Care, Inc., which was acquired by Aetna (NYSE: AET) in 2013. Mr. Webb joined Coventry in April 2008. Prior to joining Coventry, Mr. Webb was the Assistant Controller for Pepco Holdings, Inc., which merged with Exelon (NYSE: EXC) in 2016. Mr. Webb joined Pepco Holdings in August 1998. Prior to joining Pepco Holdings, Mr. Webb joined the real estate industry group within the SEC’s Division of Corporation Finance in March 1997 and joined Arthur Andersen in September 1990 where he served as the engagement manager on several REIT initial public offering engagements.

Danica Holley.  Ms. Holley has served as our Chief Operating Officer since March 30, 2016. Ms. Holley’s business development and management experience spans more than 18 years with an emphasis on working in an international environment. She has extensive experience in international program management, government procurement, and global business roll-outs and start-ups. As Executive Director for Safe Blood International Foundation, from April 15, 2008 to present, she oversaw national health initiatives in Africa and Asia, including an Ebola response project. Ms. Holley has held management positions as the Director of Strategy, Corporate Business Development for WorldSpace, Inc. from 1997 to 2000, Director of Marketing for Corporate and Business at ISI Professional Services from 2000 to 2001, and Director of Administration at Tanzus Development from 1996 to 1997 and SK&I Architectural Design Group, LLC from 2003 to 2007. Ms. Holley has more than a decade of experience managing multinational teams for complex service delivery across disciplines.

She received a B.S.F.S from the Edmund Walsh School of Foreign Service at Georgetown University in International Law, Politics and Organization, an African Studies Certificate and Arabic Proficiency (May 1994). She studied International Organization at the School for International Training, Brattleboro, Vermont and Rabat, Morocco (January – June 1993). She is an ICF certified executive leadership coach and an alumna of Georgetown University’s Graduate Leadership Coaching Program (September 2010).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below describes the beneficial ownership of shares of our common stock as of March 31, 2017 for:

•	each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•	each director and each named executive officer; and
•	our directors and executive officers as a group.

Except as noted in the footnotes, each person named in the following table directly owns our common stock and has sole voting and investment power. Unless otherwise indicated, the address of each named person is c/o Global Medical REIT, Inc., 4800 Montgomery Lane #450, Bethesda, Maryland 20814. No shares beneficially owned by any executive officer, director or director nominee have been pledged as security for a loan.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares(1)
5% Beneficial Owners
ZH USA, LLC(2)	2,604,500		14.79%
Executive Officers and Directors
David A. Young	95,973	(4)	*
Conn Flanigan	23,258	(5)	*
Donald McClure	30,430	(6)	*
Jeffrey Busch	87,688	(7)	*
Zhang Jingguo(2)(3)	2,604,500		14.79%
Ronald Marston	2,750	(8)	*
Roscoe Moore	2,750	(8)	*
Henry Cole	2,750	(8)	*
Allen Webb	25,430	(9)	*
Danica Holley	24,887	(10)	*
Alfonzo Leon	29,774	(11)	*
Matthew L. Cypher, Ph. D	2,750	(8)	*
Kurt R. Harrington	2,750	(8)	*
Zhang Huiqi	30,000	(12)	*
All executive officers and director nominees as a group (14 people)	2,965,690		16.51%

*	Less than 1%.
(1)	Based on 17,605,675 shares of common stock outstanding as of March 31, 2017.
(2)	The amount beneficially owned by Mr. Zhang Jingguo consists of 2,604,500 shares currently owned by ZH USA, LLC Mr. Zhang has voting and dispositive control over securities held by ZH USA, LLC, whose address is 24/F Wyndham Place, 40-44 Wyndham Street, Central, Hong Kong, PRC.
(3)	Mr. Zhang is the Managing Director of ZH International Holdings, Ltd., the owner of ZH USA, LLC and has voting and dispositive control over securities held by ZH USA, LLC.
(4)	Includes 95,973 long term incentive plan (“LTIP”) units convertible into shares of common stock on a one-for-one basis subject to certain conditions.
(5)	Includes 23,258 LTIP units convertible into shares of common stock on a one-for-one basis subject to certain conditions.
(6)	Includes 30,430 LTIP units convertible into shares of common stock on a one-for-one basis subject to certain conditions.
(7)	Includes 9,000 shares of common stock and 78,688 LTIP units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

(8)	Includes 2,750 LTIP units convertible into shares of common stock on a one-for-one basis subject to certain conditions.
(9)	Includes 25,430 LTIP units convertible into shares of common stock on a one-for-one basis subject to certain conditions.
(10)	Includes 24,887 LTIP units convertible into shares of common stock on a one-for-one basis subject to certain conditions.
(11)	Includes 29,774 LTIP units convertible into shares of common stock on a one-for-one basis subject to certain conditions.
(12)	Includes 30,000 LTIP units convertible into shares of common stock on a one-for-one basis subject to certain conditions.

CORPORATE GOVERNANCE

Board Meetings

The Board of Directors meets regularly to review significant developments affecting us and to act on matters requiring its approval. The Board in place during 2016 prior to the completion of our initial public offering (“IPO”) held one meeting and the Board in place in 2016 subsequent to the completion of our IPO held six meetings. Zhang Jingguo and Zhang Huiqi attended fewer than 75% of the aggregate total number of meetings of the Board of Directors during 2016.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. A current copy of each committee’s charter is available on our website at www.globalmedicalreit.com.

Audit Committee.  Our audit committee consists of three of our independent directors, Messrs. Marston, Cole and Harrington. Mr. Harrington has been appointed to serve as the chairman of the Audit Committee. Each of these members has been determined to be “independent” within the meaning of the applicable standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. In addition, each of these members meets the financial literacy requirements for audit committee membership under applicable standards of the NYSE and the rules and regulations of the SEC. Our Board has determined that Mr. Harrington is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K. No member of the Audit Committee serves on the audit committee of more than three public companies.

The current Audit Committee held three meetings in 2016. The primary purpose of the Audit Committee is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries, including, without limitation, assisting the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function.

Nominating and Corporate Governance Committee.  Our nominating and corporate governance committee consists of three of our independent directors, Messrs. Marston, Moore and Cypher. Mr. Marston has been appointed to serve as the chairman of the Nominating and Corporate Governance Committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable standards of the NYSE.

The current Nominating and Corporate Governance Committee held one meeting in 2016. The primary purpose of the Nominating and Corporate Governance Committee is to identify and to recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; to advise the Board with respect to the Board composition, procedures and committees; to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; and to oversee the evaluation of the Board and the Company’s management.

Compensation Committee.  Our compensation committee consists of three of our independent directors, Dr. Moore and Messrs. Cole and Harrington. Dr. Roscoe Moore has been appointed to serve as the chairman of the Compensation Committee. Our Board has determined that each member of the Compensation Committee is “independent” within the meaning of the applicable standards of the NYSE. Each member of the Compensation Committee qualifies as an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

The Compensation Committee held five meetings in 2016. The primary purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to (i) compensation by the Company of the Company’s directors and officers, (ii) review, approval and administration of compensation plans and programs and other benefit plans (the “Plans”), and (iii) compensation of our Advisor. The Company is externally advised by our Advisor and does not currently pay or reimburse any cash compensation to our executive officers. Instead, our executive officers’ cash compensation is paid by our Advisor or its affiliates. The Compensation Committee and Board do not have input regarding such cash compensation. The Compensation Committee has overall responsibility for evaluating and recommending changes to the director and officer compensation plans, policies and programs of the Company and approving and recommending to the Board for its approval awards under the Plans and amendments to the Plans. The Compensation Committee has the authority to retain legal, accounting and other advisors as it determines necessary to carry out its functions. In 2016, the Compensation Committee retained an independent compensation consultant, FTI Consulting, Inc. (“FTI”), to review the compensation program for our independent directors and the equity-based compensation program for our officers and key employees of our Advisor who perform services for us and to assist the Compensation Committee in developing a new 2017 annual and long-term performance-based equity compensation program for our officers and key employees of our Advisor who perform services for us.

Code of Business Conduct and Ethics

The Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees when such individuals are acting for or on our behalf. A current copy of the Code of Business Conduct and Ethics can be found on our website at www.globalmedicalreit.com. Any waiver of the Code of Business Conduct and Ethics may be made only by the Board of Directors or a committee of the Board of Directors and will be promptly disclosed to stockholders in accordance with applicable SEC rules and applicable standards of the NYSE.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which provide the framework for our governance and represent our Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. A current copy of the Corporate Governance Guidelines can be found on our website at www.globalmedicalreit.com.

Availability of Corporate Governance Materials

Stockholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee, our Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.globalmedicalreit.com and these documents are available in print to any stockholder upon request by writing to Global Medical REIT Inc., 4800 Montgomery Lane, Suite 450, Bethesda, MD 20814, Attention: Chief Operating Officer. Information at or connected to our website is not and should not be considered a part of this annual report.

Board Leadership Structure

Our Board of Directors has determined that its current structure, with separate Chairman and CEO roles, is in the best interests of the Company at this time. A number of factors support the leadership structure chosen by the Board, including, among others:

•	The current separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and leverage the experience and perspectives of the Chairman.
•	The Chairman sets the agenda for, and presides over, board meetings and coordinates the work of the committees of our Board in providing independent oversight and streamlining the CEO’s duties.

Board’s Role in Risk Oversight

The Board provides oversight of our risk management processes. Management identifies and prioritizes material risks, and each prioritized risk is referred to a Board committee or the full Board for oversight. For example, financial risks are referred to the Audit Committee. The Board regularly reviews information regarding our properties, loans, operations, liquidity and capital resources. The Board informally reviews the risks associated with these items at each quarterly Board meeting and at other Board meetings as deemed appropriate.

The Board believes an effective risk management system will (1) timely identify the material risks that we face; (2) communicate necessary information with respect to material risks to our principal executive officer or principal financial officer and officers of our Advisor and, as appropriate, to our Board or relevant committee thereof; (3) implement appropriate and responsive risk management strategies consistent with our risk profile; and (4) integrate risk management into management and our Board’s decision-making.

Report of the Audit Committee

Our Audit Committee operates under a written charter adopted by the Board. Our Audit Committee is responsible for providing oversight of the independent audit process and the independent auditors, reviewing our financial statements and the financial statements of our subsidiaries and discussing them with management and the independent auditors, reviewing and discussing with management and the independent auditors the adequacy and effectiveness of our internal accounting and disclosure controls and procedures, and providing oversight of legal and regulatory compliance and ethics programs. The Audit Committee communicates regularly with our management, including our Chief Financial Officer, and with our auditors. The Audit Committee is also responsible for conducting an appropriate review of and pre-approving all related person transactions in accordance with applicable standards of the NYSE and evaluating the effectiveness of the Audit Committee charter at least annually.

To comply with the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted a policy that pre-approves specified audit and tax-related services to be provided by our independent auditors. The policy forbids our independent auditors from providing the services enumerated in Section 201(a) of the Sarbanes-Oxley Act.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews our quarterly and annual reporting on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements with generally accepted accounting principles (“GAAP”).

When our audited consolidated balance sheets as of December 31, 2016, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended, were prepared and included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our independent registered public accounting firm was MaloneBailey. The Audit Committee reviewed and discussed the audited financial statements with management and discussed with MaloneBailey those matters required to be discussed by MaloneBailey with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee received the written disclosures and the letter from MaloneBailey required by the applicable requirements of the PCAOB regarding MaloneBailey’s communications with the Audit Committee concerning independence, and discussed with representatives of MaloneBailey their independence from the Company and our management. The Audit Committee reported its findings to our Board of Directors.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC. A copy of our Annual Report on Form 10-K is available on our website at www.globalmedicalreit.com and through the SEC’s Edgar database at www.sec.gov.

The Audit Committee’s report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and it shall not be deemed filed under such acts.

Kurt R. Harrington, Chairman
Henry Cole
Ronald Marston

Nominations of Directors

Pursuant to its charter, the responsibilities of the Nominating and Corporate Governance Committee include evaluating and recommending to the full Board of Directors the director nominee or nominees to stand for election at our annual meetings of stockholders. Although the committee is authorized to retain search firms and to compensate them for their services, it has not elected to do so to date.

The Nominating and Corporate Governance Committee examines each director nominee on a case-by-case basis regardless of who recommends the nominee. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the committee considers the following criteria, among others: experience, skills, expertise, diversity of experience, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board. The committee does not assign specific weight to particular criteria, and no particular criterion is a prerequisite for any prospective nominee. Although we have no policy regarding diversity, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

In addition to the qualification criteria above, the Nominating and Corporate Governance Committee also takes into account whether a potential director nominee qualifies as an “audit committee financial expert” as the SEC defines that term, and whether the potential director nominee would qualify as an “independent” director under the applicable standards of the NYSE.

The Nominating and Corporate Governance Committee evaluated our Board’s nominees in light of the above criteria and recommended to the Board that they be nominated for re-election as directors at the Annual Meeting. Our Board approved that recommendation.

The Nominating and Corporate Governance Committee will consider persons recommended by stockholders to become nominees for election as directors, provided that those recommendations are submitted in writing to our Corporate Secretary specifying the nominee’s name and qualifications for Board membership. For a stockholder to nominate a director candidate, the stockholder must comply with the advance notice provisions and other requirements of Section 11 of Article II of our bylaws.

We urge any stockholder who intends to recommend a director candidate to the Nominating and Corporate Governance Committee for consideration to review thoroughly our Nominating and Corporate Governance Committee Charter and Section 11 of Article II of our bylaws. Copies of our Nominating and Corporate Governance Committee Charter and our bylaws are available upon written request to Danica Holley, Chief Operating Officer, Global Medical REIT Inc., c/o Global Medical REIT Inc., 4800 Montgomery Lane, Suite 450, Bethesda, MD 20814.

Communications with the Board of Directors

The Board of Directors has established a process for stockholders to send communications to the Board of Directors. Stockholders may communicate with the Board as a group or individually by writing to: The Board of Directors of Global Medical REIT Inc., c/o Global Medical REIT Inc., 4800 Montgomery Lane, Suite 450, Bethesda, MD 20814. The Corporate Secretary may require reasonable evidence that a communication or other submission is made by a stockholder before transmitting the communication to the Board or a Board member. On a periodic basis, the Corporate Secretary will compile and forward all stockholder communications submitted to the Board or the individual directors.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation of Executive Officers

Our Company is externally managed by our Advisor pursuant to the terms and conditions of the Amended and Restated Management Agreement, dated July 1, 2016, between us and our Advisor (the “Management Agreement”). Because the Management Agreement provides that our Advisor is responsible for managing our affairs, our executive officers, who are all employees of our Advisor or its affiliates, do not receive cash compensation directly from us for serving as our executive officers. However, in their capacities as officers or employees of our Advisor or its affiliates, they devote a portion of their time to our affairs as is required for the performance of the duties of our Advisor under the Management Agreement.

Our Advisor or its affiliates pay all cash compensation of our executive officers. We pay our Advisor a management fee pursuant to the Management Agreement, and our Advisor uses the proceeds from the management fee in part to pay compensation to our officers and the Advisors’ other employees who perform services for us. Our Advisor has informed us that, because the services performed by these officers or employees in their capacities as such are performed in a significant part, but not exclusively, for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by our Advisor that relates solely to their services to us. Our Advisor currently has one other client, American Housing REIT Inc., for which it provides management services under an agreement that is similar to the management agreement between us and our Advisor. At this time, there are no other real estate programs or clients for which the Advisor provides services; however, some of our officers who are employed by our Advisor or one of its affiliates do spend a portion of their time on other projects and businesses that are sponsored by affiliates of our Advisor.

We have granted, and we expect to grant again in the future, equity-based awards under the Global Medical REIT Inc. 2016 Equity Incentive Plan to our executive officers and certain officers and employees of our Advisor and other individuals who provide services to us, as designated by our Advisor, as well as to our independent directors, such awards determined by our Board after taking into account the recommendations of the Compensation Committee of the Board.

Equity Compensation Plan Information

Prior to the completion of the IPO on July 1, 2016, the Board approved and adopted the 2016 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term company goals and to more closely align the participants’ interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance.

The Plan is administered by the Compensation Committee of the Company’s Board, which interprets the Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions (including, without limitation, restrictive covenants) applicable to, awards.

The Plan allows the Company to grant the following types of awards:

• options, including non-qualified options and incentive stock options;

• stock appreciation rights, or SARs;

• stock awards, including restricted stock and unrestricted stock;

• restricted stock units;

• other equity-based awards, including LTIP units;

• incentive awards;

• substitute awards; and

• performance awards.

An aggregate of 414,504 LTIP units were granted during the year ended December 31, 2016 pursuant to the Plan. No equity-based awards were granted, and no other compensation was paid by the Company, prior to 2016.

Summary Compensation Table for 2016 and 2015

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)		Other	Total ($)
Jeffrey Busch President, Chairman	2016	—	$780,016	(2)	—	$780,016
	2015	—	—		—	—
David A. Young Chief Executive Officer, Director	2016	—	$955,011	(3)	—	$955,011
	2015	—	—		—	—
Donald McClure Chief Financial Officer	2016	—	$300,010	(4)	—	$300,010
	2015	—	—		—	—

(1)	The market value of LTIP units granted on July 1, 2016 was based on a price of $10.00 per unit, the offering price for the Company’s common stock in our initial public offering. The market value of LTIP units granted on December 21, 2016 was $9.21, which represented the average closing price of the Company’s common stock reported on the NYSE on each of the ten (10) trading days preceding the date of grant, rounded down to the nearest whole unit number in order to eliminate fractional units. The stock award values disclosed in this summary compensation table are based on market values of the Company’s common stock at the time of grant, which differ from the values calculated in accordance with U.S. GAAP as reported in the Company’s audited historical financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. See Note 7 — 2016 Equity Incentive Plan in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(2)	Represents the market value of LTIP units in Global Medical REIT L.P., which are convertible into shares of common stock of the Company on a one-for-one basis, subject to certain conditions. 70,000 LTIP units were granted to Jeffrey Busch on July 1, 2016. 20% of these vested on July 1, 2016 and 20% vested on December 1, 2016. The remaining 60% are subject to forfeiture restrictions that lapse (“vesting”) in equal installments on December 1 of each of 2017, 2018 and 2019, subject to continued employment through each such vesting date. Additionally, 8,688 LTIP units were granted to Jeffrey Busch on December 21, 2016, which are subject to forfeiture restrictions that will lapse in equal one-third installments on each of the first, second and third anniversary of the date of grant, subject to continued employment through each such vesting date.
(3)	Represents the market value of LTIP units in Global Medical REIT L.P., which are convertible into shares of common stock of the Company on a one-for-one basis, subject to certain conditions. 90,000 LTIP units were granted to David A. Young on July 1, 2016. 20% of these vested on July 1, 2016 and 20% vested on December 1, 2016. The remaining 60% are subject to forfeiture restrictions that lapse in equal installments on December 1 of each of 2017, 2018 and 2019, subject to continued employment through each such vesting date. Additionally, 5,973 LTIP units were granted to David A. Young on December 21, 2016, which are subject to forfeiture restrictions that will lapse in equal one-third installments on each of the first, second and third anniversary of the date of grant, subject to continued employment through each such vesting date.
(4)	Represents the market value of LTIP units in Global Medical REIT L.P., which are convertible into shares of common stock of the Company on a one-for-one basis, subject to certain conditions. 25,000 LTIP units were granted to Donald McClure on July 1, 2016. 20% of these vested on July 1, 2016 and 20% vested on December 1, 2016. The remaining 60% are subject to forfeiture restrictions that lapse in equal installments on December 1 of each of 2017, 2018 and 2019, subject to continued employment through each such vesting date. Additionally, 5,430 LTIP units were granted to Donald McClure on December 21, 2016, which are subject to forfeiture restrictions that will lapse in equal one-third installments on each of the first, second and third anniversary of the date of grant, subject to continued employment through each such vesting date.

Compensation of Directors

The following table summarizes the compensation we paid to our non-management directors in 2016.

Director Compensation for 2016

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)		Total ($)
Huang Yanping(3)	—	—		—
Qin Yufei(4)	—	$100,000	(5)	$100,000
Henry Cole	$10,000	$27,500	(6)	$37,500
Matthew L. Cypher	$12,500	$27,500	(6)	$40,000
Kurt R. Harrington	$12,500	$27,500	(6)	$40,000
Zhang Jingguo	—	—		—
Ronald Marston	$10,000	$27,500	(6)	$37,500
Dr. Roscoe Moore	$12,500	$27,500	(6)	$40,000
Zhang Huiqi	—	$300,000	(5)	$300,000

(1)	Represents the pro-rated portion of the annual retainer fees described below for the partial year from July 1, 2016 to December 31, 2016.
(2)	The number of LTIP units comprising each LTIP award was based on a price of $10.00 per unit, the offering price for the Company’s common stock in our initial public offering on July 1, 2016. The stock award values disclosed in this director compensation table are based on market values of the Company’s common stock at the time of grant, which differ from the values calculated in accordance with U.S. GAAP as reported in the Company’s audited historical financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. See Note 7 — 2016 Equity Incentive Plan in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(3)	On March 28, 2016, Ms. Huang Yanping resigned from the Board of Directors. Ms. Yanping’s resignation was not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.
(4)	On March 28, 2016, Ms. Qin Yufei resigned from the Board of Directors. Ms. Yufei’s resignation was not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.
(5)	Represents the market value of LTIP units in Global Medical REIT L.P., which are convertible into shares of common stock on a one-for-one basis, subject to certain conditions. LTIP units vested as to 20% on July 1, 2016 and 20% on December 1, 2016. The remaining 60% vest in equal installments on December 1 of each of 2017, 2018 and 2019.
(6)	Represents the market value of LTIP units in Global Medical REIT L.P., which are convertible into shares of common stock on a one-for-one basis, subject to certain conditions. LTIP units granted to independent directors vest on the date of the Annual Meeting, provided that the director is re-elected as a director at such Annual Meeting.

During 2016, subsequent to the closing of the IPO, we paid our independent directors a pro-rated annual fee of $20,000 for attendance, in person or by telephone, at meetings of the Board and its committees. We paid additional pro-rated compensation of $5,000 to Mr. Harrington for serving as the chairman of the Audit Committee, $5,000 to Mr. Marston for serving as the chairman of the Nominating and Corporate Governance Committee, $5,000 to Dr. Moore for serving as the chairman of the Compensation Committee, and $5,000 to Mr. Cypher for serving as the chairman of the Investment Committee of our Board. In addition, in 2016 we made annual LTIP unit awards to our independent directors and expect to make annual LTIP unit awards to our independent directors in the future. We also reimburse our directors for reasonable travel expenses and out-of-pocket expenses incurred in connection with their activities on our behalf. These reimbursements are not reflected in the table above.

The Company did not pay any compensation to its directors in 2016 prior to its July 1, 2016 IPO; however, on February 28, 2017, the Board approved a one-time cash fee to the independent directors who were appointed to serve as directors prior to the closing date of the IPO in an amount equal to (i) $15,000 for the first of such independent directors to be appointed as a director of the Company and (ii) a pro rata amount of $15,000 for the independent directors appointed as directors of the Company after the first such independent director was appointed based on the number of calendar days served from appointment through the closing date of the IPO relative to the total number of days served by the first such director to be appointed through the closing date of the IPO. Mr. Cole, Mr. Marston and Dr. Moore each received a payment of $15,000 and Mr. Cypher and Mr. Harrington each received a payment of $4,353. These one-time cash fees, while relating to service provided to the Company during the portion of the 2016 fiscal year ended on July 1, 2016, were approved and paid in 2017 and are therefore deemed to be compensation for the year ended December 31, 2017. Accordingly, these amounts will be included in the 2017 director compensation.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
David A. Young	59,973	$595,011
Jeffrey Busch	50,688	$500,016
Henry Cole	2,750	$27,500
Matthew L. Cypher	2,750	$27,500
Kurt R. Harrington	2,750	$27,500
Zhang Jingguo	—	—
Ronald Marston	2,750	$27,500
Dr. Roscoe Moore	2,750	$27,500
Zhang Huiqi	18,000	$180,000
Qin Yuifei	6,000	$60,000

(1)	The market value of LTIP units granted on July 1, 2016 was based on a price of $10.00 per unit, the offering price for the Company’s common stock in our initial public offering on July 1, 2016. The market value of LTIP units granted on December 21, 2016 was $9.21, which represented the average closing price of the Company’s common stock reported on the NYSE on each of the ten (10) trading days preceding the date of grant, rounded down to the nearest whole unit number in order to eliminate fractional units. See Note 7 — 2016 Equity Incentive Plan in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in their ownership of our common stock. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of the forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2016, our directors, executive officers and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except Mr. Flanigan filed one late report with respect to the LTIP units granted to him on July 1, 2016 in connection with the closing of the IPO.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Each of our directors and director nominees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. The Nominating and Corporate Governance Committee generally reviews any past or proposed transactions between our Company and related persons (as such term is defined in Item 404 of Regulation S-K). If we believe a transaction is significant to us and raises particular conflict of interest issues, the Audit Committee will discuss the matter with legal or other appropriate counsel to evaluate and approve the transaction.

Management Agreement

Initial Management Agreement

On November 10, 2014, the Company entered into a management agreement, with an effective date of April 1, 2014, with the Advisor, an affiliate of the Company. ZH International Holdings Limited (formerly known as Heng Fai Enterprises, Ltd.), a Hong Kong limited company that is engaged in real estate development, investments, management and sales, hospitality management and investments and REIT management, is the 85% owner of the Advisor. ZH International Holdings Limited owns ZH USA, LLC, a related party and the Company’s former (pre IPO) majority stockholder. Under the terms of this initial management agreement, the Advisor is responsible for designing and implementing the Company’s business strategy and administering its business activities and day-to-day operations. For performing these services, the Company was obligated under the initial management agreement to pay the Advisor a base management fee equal to the greater of (a) 2.0% per annum of the Company’s net asset value (the value of the Company’s assets less the value of the Company’s liabilities), or (b) $30,000 per calendar month. Additionally, in accordance with the terms of the initial management agreement, during the years ended December 31, 2016 and December 31, 2015, the Company expensed $754,000 and $627,000 in acquisition fees that were paid to the Advisor for acquisitions that were completed during each year.

Amended Management Agreement

Upon completion of the Company’s IPO on July 1, 2016, the Company and the Advisor entered into an amended and restated management agreement (the “Management Agreement”). Certain material terms of the Management Agreement are summarized below:

Term and Termination

The initial term of the Management Agreement will expire on the third anniversary of the closing date of the IPO and will automatically renew for an unlimited number of successive one-year periods thereafter, unless the agreement is not renewed or is terminated in accordance with its terms. If the Company’s board of directors decides to terminate or not renew the Management Agreement, the Company will generally be required to pay the Advisor a termination fee equal to three times the sum of the average annual base management fee and the average annual incentive compensation with respect to the previous eight fiscal quarters ending on the last day of the fiscal quarter prior to termination. Subsequent to the initial term, the Company may terminate the Management Agreement only under certain circumstances.

Base Management Fee

The Company will pay its advisor a base management fee in an amount equal to: 1.5% of its stockholders’ equity per annum, calculated quarterly for the most recently completed fiscal quarter and payable in quarterly installments in arrears.

For purposes of calculating the base management fee, the Company’s stockholders’ equity means: (a) the sum of (1) the Company stockholders’ equity as of March 31, 2016, (2) the aggregate amount of the conversion price (including interest) for the conversion of the Company’s outstanding convertible debentures into common stock and OP units upon completion of the IPO, and (3) the net proceeds from (or equity value assigned to) all issuances of equity and equity equivalent securities (including common stock, common stock equivalents, preferred stock, LTIP units and OP units issued by the Company or the Operating Partnership) in the IPO, or in any subsequent offering (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), less (b) any amount that the Company pays to repurchase shares of its common stock or equity securities of the operating partnership. Stockholders’ equity also excludes (1) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in the Company’s financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between the Advisor and its independent directors and approval by a majority of the Company’s independent directors. As a result, the Company’s stockholders’ equity, for purposes of calculating the base management fee, could be greater or less than the amount of stockholders’ equity shown on its financial statements.

The base management fee of the Advisor shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to the Company. The Company is obligated to pay the quarterly installment of the base management fee calculated for that quarter in cash within five business days after delivery to the Company of the written statement of the Advisor setting forth the computation of the base management fee for such quarter.

Incentive Compensation Fee

The Company will pay its advisor an incentive fee with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) the Company’s AFFO (as defined below) for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price of equity securities issued in the IPO and in future offerings and transactions, multiplied by the weighted average number of all shares of common stock outstanding on a fully-diluted basis (including any restricted stock units, any restricted shares of common stock, OP units, LTIP units, and shares of common stock underlying awards granted under the 2016 Equity Incentive Plan or any future plan in the previous 12-month period, and (B) 8%, and (2) the sum of any incentive fee paid to the Advisor with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless AFFO is greater than zero for the four most recently completed calendar quarters, or the number of completed calendar quarters since the closing date of the offering, whichever is less. For purposes of calculating the incentive fee during the first 12 months after completion of the offering, AFFO will be determined by annualizing the applicable period following completion of the offering.

AFFO is calculated by adjusting the Company’s funds from operations, or FFO, by adding back acquisition and disposition costs, stock based compensation expenses, amortization of deferred financing costs and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of the Company’s properties, and subtracting loss on extinguishment of debt, straight line rent adjustment, recurring tenant improvements, recurring leasing commissions and recurring capital expenditures.

Management Fee Expense Incurred and Accrued Management Fees

For years ended December 31, 2016 and 2015, management fees of $1,434,294 and $360,000, respectively were incurred and expensed by the Company and during those years the Company paid management fees to the Advisor in the amount of $1,443,585 and zero, respectively. As of December 31, 2016 and December 31, 2015, accrued management fees of $620,709 and $630,000, respectively, were due to the Advisor.

Allocated General and Administrative Expenses

In the future, the Company may receive an allocation of general and administrative expenses from the Advisor that are either clearly applicable to or were reasonably allocated to the operations of the properties. There were no allocated general and administrative expenses from the Advisor for the years ended December 31, 2016 and December 31, 2015.

Convertible Debenture, due to Related Party

The Company received funds from its related party ZH USA, LLC in the form of convertible interest bearing notes (8% per annum, payable in arrears) due on demand unsecured debt (the “Convertible Debenture”). Under the terms of the Convertible Debenture, the Company could prepay the notes at any time, in whole or in part. Additionally, ZH USA, LLC could elect to convert all or a portion of the outstanding principal amount of the notes into shares of common stock in an amount equal to the principal amount outstanding, together with accrued but unpaid interest, divided by $12.748.

On March 2, 2016, ZH USA, LLC converted $15,000,000 of principal under the Convertible Debenture into 1,176,656 shares of the Company’s then unregistered common stock based on a conversion rate of $12.748 per share.

On June 15, 2016, in anticipation of its IPO, the Company entered into a Pay-Off Letter and Conversion Agreement (the “Pay-Off Letter and Conversion Agreement”) with ZH USA, LLC with regards to the Convertible Debenture. Under the terms of the Pay-Off Letter and Conversion Agreement, upon the closing date of the IPO on July 1, 2016, ZH USA, LLC converted $15,030,134 of the principal under the Convertible Debenture into 1,179,019 shares of the Company’s registered common stock based on a conversion rate of $12.748 per share. Additionally, in accordance with the Pay-Off Letter and Conversion Agreement, on July 8, 2016 the Company paid off the remaining principal amount of $10,000,000 outstanding under the Convertible Debenture.

On July 8, 2016, also in accordance with the Pay-Off Letter and Conversion Agreement, the Company paid all accrued interest owed and outstanding on the Convertible Debentures in the amount of $1,716,811.

Notes Payable to Related Parties

During the year ended December 31, 2016, the Company received total funds in the amount of $450,000 in the form of an interest bearing note payable from a related party. The note incurred interest at 4% per annum and was due on demand. Interest expense incurred on this note was $10,284 for the year ended December 31, 2016. This note was paid in full with a payment of $450,000 during the year ended December 31, 2016.

During the year ended December 31, 2015, the Company received funds in the amount of $382,805 from ZH USA, LLC in the form of a non-interest bearing due on demand note payable. No funds were received from ZH USA, LLC during the year ended December 31, 2016. The balance from this related party loan was $421,000 as of December 31, 2016 and December 31, 2015, respectively.

ZH USA, LLC Loan

On June 7, 2016, the Company received an interest free loan from ZH USA, LLC in the principal amount of $1.5 million, which was repaid in full on July 8, 2016, using a portion of the proceeds from the IPO.

Approval of Transactions with Related Persons

The Board of Directors has adopted a related persons transactions policy, to be followed in connection with all related person transactions involving the Company. Prior to entering into a related party transaction, the Audit Committee reviews the material facts of the transaction and either approves or disapproves of the entry into the transaction, subject to certain exceptions described in the policy. If advance Audit Committee approval is not feasible, then the transaction is considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify a transaction, the Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction and (3) whether the transaction is material to the Company.

Additionally, under our Code of Business Conduct and Ethics, related party transactions are subject to appropriate review and oversight by the Board’s Audit Committee.

Under our Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee is responsible for reviewing and approving in advance any related party transactions, other than related party transactions which have been preapproved pursuant to preapproval guidelines or rules established by the Committee or the Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected the accounting firm of MaloneBailey to serve as our independent registered public accountants for the year ending December 31, 2017, subject to ratification of this appointment by our stockholders. MaloneBailey has served as our independent registered public accountants since September 22, 2011 and is considered by our management to be well qualified.

We are asking our stockholders to ratify the appointment of MaloneBailey as our independent registered public accounting firm for 2017. Although the ratification is not required by our bylaws or other governing documents, the Board is submitting the selection of MaloneBailey to our stockholders for ratification as a matter of good corporate practice. Even if the stockholders do ratify the appointment, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of us and our stockholders.

We expect that a representative of MaloneBailey will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the appointment of MaloneBailey as our independent registered public accounting firm for 2017.

Fees Paid to Our Independent Registered Public Accounting Firm

The following is a summary of the fees incurred by the Company with MaloneBailey, the Company’s independent registered public accounting firms for professional services rendered for the years ended December 31, 2016 and 2015.

	Year Ended December 31, 2016		Year Ended December 31, 2015
MaloneBailey:
Audit Fees	$350,000	(1)	$65,000
Audit-Related Fees	—		—
Tax Fees	—		—
All Other Fees	—		—
Total	$350,000		$65,000

(1)	Includes approximately $155,000 of IPO related fees.

Audit Fees

“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the financial statements, review of the interim consolidated financial statements, review of registration statements and the preparation of comfort letters and services that are normally provided by accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees.”

Tax Fees

“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax planning and structuring and research and assistance.

All Other Fees

“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

Pre-Approval Policy

All audit, tax and other services provided to us are reviewed and pre-approved by the Audit Committee. All fees paid to MaloneBailey in 2016 and 2015 described above were approved by the Boards, as constituted prior to and following completion of the IPO, as applicable.

The Audit Committee has considered whether, and has determined that, the provision by MaloneBailey of the services described under “Audit-Related Fees,” “Tax Fees” and “Other Fees” is compatible with maintaining MaloneBailey’s independence from management and the Company.

EXHIBITS TO OUR 2016 ANNUAL REPORT ON FORM 10-K

Included with these proxy materials is a copy of our 2016 Annual Report on Form 10-K, without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, upon our receipt of the written request of that person, a copy of the exhibits to our annual report for a charge of ten cents per page. Please direct your request to Ms. Danica Holley, Chief Operating Officer, c/o Global Medical REIT Inc., 4800 Montgomery Lane, Suite 450, Bethesda, MD 20814.

ANNUAL MEETING OF STOCKHOLDERS OF

GLOBAL MEDICAL REIT INC.

to be held on May 18, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20744/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20930000000000000000 3 051817

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To re-elect as a director the following nominees to serve until the next annual meeting of stockholders and until her or his successor is duly elected and qualified.

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ David A. Young
- ○ Jeffrey Busch
- ○ Henry Cole
- ○ Matthew L. Cypher, Ph. D
- ○ Kurt R. Harrington
- ○ Zhang Jingguo
- ○ Ronald Marston
- ○ Dr. Roscoe Moore
- ○ Zhang Huiqi

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of MaloneBailey, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐

3. To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

GLOBAL MEDICAL REIT INC.

to be held on May 18, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/20744/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20930000000000000000 3   051817

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To re-elect as a director the following nominees to serve until the next annual meeting of stockholders and until her or his successor is duly elected and qualified.

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ David A. Young
- ○ Jeffrey Busch
- ○ Henry Cole
- ○ Matthew L. Cypher, Ph. D
- ○ Kurt R. Harrington
- ○ Zhang Jingguo
- ○ Ronald Marston
- ○ Dr. Roscoe Moore
- ○ Zhang Huiqi

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of MaloneBailey, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐

3. To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

GLOBAL MEDICAL REIT INC.

Proxy for Annual Meeting of Stockholders on May 18, 2017

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David A. Young and Conn Flanigan, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Global Medical REIT Inc., to be held May 18, 2017 at the offices of our external corporate counsel, Vinson & Elkins LLP, located at 2200 Pennsylvania Avenue NW, Suite 500 West, Washington, DC 20037 at 10:00 a.m. (EST), and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

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